STATE OF ARIZONA

                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATON
                                       OF
                      FIRST AMERICAN HEALTH CONCEPTS, INC.

         Pursuant to the provisions of A.R.S. ss. 10-1006, the undersigned corporation adopts the following amendment to its Articles of Incorporation

FIRST:    The name of the corporation is First American Health Concepts, Inc.

SECOND: The document attached hereto as Exhibit A sets forth the amendment to the Articles of Incorporation which were adopted by the shareholders of the corporation on February 15, 1996, in the manner prescribed by A.R.S. ss. 10-1003

THIRD: The number of shares outstanding at the time of such adoption was 2,642,374, and the number of shares entitled to vote thereon was 2,514,945.

FOURTH:   The corporation has outstanding only a single class of stock.

FIFTH: The number of shares voted for the amendment was 2,507,130, and the number of shares voted against the amendment was 5,440.

SIXTH: The amendment does not effect any exchange, reclassification or cancellations of issued shares.

SEVENTH: The amendment does not effect a change in the amount of stated capital.

DATED:    February 15, 1996

                                            FIRST AMERICAN HEALTH CONCEPTS, INC.


                                            By  /s/ John A. Raycraft
                                              -----------------------------
                                               John A. Raycraft, President

                                            By  /s/ Carolyn Fricke
                                              -----------------------------
                                                Carolyn Fricke, Secretary

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                                   RESOLUTION

         Pursuant to the requirements of Arizona Revised Statutes ss. 10-803, the Board proposes and recommends to the shareholders that the Articles of Incorporation be amended to read:


         Article X:
         ----------

                   "Subject to the requirements of the Arizona Revised Statutes the Board of Directors shall be composed of a minimum of five (5) and a maximum of seven (7) Directors. The Board as provided in the Bylaws, shall from time-to-time determine the number of Directors within the above minimum and maximum."

         It  is  also   resolved   the   Amendment,   along  with  the   Board's
recommendation for its adoption, be submitted to the shareholders for a vote at the Annual Meeting and included in the Proxy Statement.

         Adopted by the Board at its specially called meeting on January 8, 1996.



                                                           /s/ JOHN W. HEIDT
                                                           ---------------------
                                                           JOHN W. HEIDT
                                                           Chairman of the Board

                                  EXHIBIT "A"

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